Exhibit 10.4(B)

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amendment Number 1 to License Agreement

Regents of The University of Michigan &

Cancer Stem Cell Genomics, Inc.

University of Michigan Files 1819, 1876, 1980, 2237, 2629, 2705

Effective as of this 21st day of July, 2004, and in consideration of the mutual covenants contained herein, Cancer Stem Cell Genomics, Inc., a corporation incorporated in the State of Michigan, with offices located at 1385 Burgundy Road, Ann Arbor, MI 48105-2524 (“LICENSEE”), and the Regents of The University of Michigan, a constitutional corporation of the State of Michigan (“MICHIGAN”), agree to and hereby do amend their License Agreement, dated January 5, 2001 (hereinafter “Subject License”) in accordance with the following terms and conditions:

1)	Defined Terms. Defined terms not otherwise defined in this Amendment shall have the meanings set forth in the Subject License.

2)	Licensed Field. The term “Licensed Field,” as defined in Section 30.14 of the Subject License shall be replaced in its entirety with the following provision:

“Licensed Field” means cancer cells and non-cancer cells, including but not limited to (1) identification, purification, and assays thereof; (2) identification, purification, and assays of markers and agents, or molecules, that affect the function of cancer cells as compared to other cells; and (3) information and data related to gene expression, drug discovery, diagnostics and therapeutics related thereof.

3)	Payments. Upon the earlier to occur of August 15, 2004 or fifteen (15) days following the First Funding as defined in Section 6 below, LICENSEE will pay MICHIGAN the remaining [***] due under Section 4.1 of the Subject License. LICENSEE shall owe MICHIGAN no further payments pursuant to such Section 4.1.

4)	Research Agreement. MICHIGAN and LICENSEE acknowledge that MICHIGAN has received funding from the State of Michigan Life Science Funds in full satisfaction of Section 4.6 of the Subject License. However, LICENSEE shall support continued research in the laboratories of Dr. Wicha or Dr Clarke relating to the Licensed Field in an amount equal to [***] per twelve month period for a period of three years from the Effective Date of this Amendment pursuant to research agreements containing substantially the same terms as in the Research Agreement attached as Exhibit B to the Subject License and Sections 4.6.2, 4.6.4 and 4.6.5 of the Subject License. The other terms of 4.6 of the Subject License shall no longer apply. LICENSEE may elect not to support continued research in any such twelve month period if Dr. Clarke is no longer a member of the faculty at MICHIGAN.

5)	Commercialization. Section 7.2 of the Subject License shall be deleted in its entirety and replaced with the following:

“LICENSEE agrees to use its commercially reasonable efforts: (i) to develop Products and Processes, obtain any government approvals necessary, and manufacture and sell Products or Processes at the earliest practical date; and (ii) to effectively exploit, market and manufacture in sufficient quantities to meet anticipated customer demand and to make the benefits of the Products and Processes reasonably available to the public.”

6)	Milestones. Section 7.5 of the Subject License shall be replaced in its entirety with the following provision:

“7.5	Milestones: Within thirty (30) days of the complete execution of Amendment No. 1 to this License, LICENSEE shall complete a sale of stock or round of equity financing in an amount of at least [***] (the “First Funding”).”

7)	Sublicenses. The first sentence of Section 8.3 of the Subject License shall be amended so that the word “additional” appears in front of “obligations upon Michigan”.

8)	Patent Prosecution Fees. Attached hereto as Attachment A is a list of all patent prosecution fees and expenses incurred by MICHIGAN for the Licensed Patents through the date of this Amendment, including a list of such fees and expenses which shall be reimbursed by LICENSEE. LICENSEE shall reimburse MICHIGAN for such fees and expenses within fifteen (15) days after the First Funding.

9)	Patent Prosecution. Article 10 (Sections 10.1 through 10.4) of the Subject License shall be replaced in their entirety with the following:

“10.1 LICENSEE and MICHIGAN shall cooperate fully to obtain, protect and defend patent rights arising out of: (i) the Licensed Patents and (ii) if LICENSEE exercises its options under Sections 8.2 or 8.3 of the Research Agreement, the University Intellectual Property and Joint Intellectual Property, as each are defined in the Research Agreement, and will endeavor to develop a common strategy in order to do so. As used in this Article 10, “Licensed Patents” shall include the intellectual property described in Subsection (ii) above. Subject to the limitations described in this Article 10, LICENSEE, with full consideration for any obligations that MICHIGAN may have to third parties such as the US Government, shall have the right, through counsel of its choice and at its expense, to prepare the initial draft of all patent applications worldwide (including provisionals, non provisionals, continuations, divisions, continuations in part, PCT applications, national phase applications, reissues and reexaminations) for the Licensed Patents to assist MICHIGAN in the prosecution thereof before the US PTO and patent offices worldwide. Such drafts shall be reviewed and filed by MICHIGAN counsel. MICHIGAN shall receive correspondence from patent offices worldwide, and shall make available to LICENSEE all such documents as soon as feasible after receipt. LICENSEE and MICHIGAN will negotiate in good faith the terms of handling and control over any U.S interference that might be declared with respect to LICENSED PATENTS.

10.2 MICHIGAN may in its sole discretion decide to refrain from or to cease prosecuting or maintaining any of the Licensed Patents, including any foreign filing or any Patent Cooperation Treaty filing. If MICHIGAN makes any such decision,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MICHIGAN shall notify LICENSEE promptly and in sufficient time to permit LICENSEE at its sole discretion to continue such prosecution or maintenance at LICENSEE’s expense. If LICENSEE elects to continue such prosecution or maintenance, MICHIGAN shall execute such documents and perform such acts at LICENSEE’s expense as may be reasonably necessary for LICENSEE to so continue such prosecution or maintenance.

10.3 MICHIGAN shall make available to LICENSEE (or vice versa in instances where LICENSEE provides first drafts pursuant to Section 10.1) all draft filings and applications as well as all responses to be filed in response to any prosecution action within an amount of time reasonably sufficient (but in most cases, not less than three weeks) before filing, for review and comment by LICENSEE and/or counsel of its choice. LICENSEE and MICHIGAN shall cooperate with each other in the transmission of, and comment on, such documentation and shall instruct its respective counsel to do so.

10.4 In the case where MICHIGAN and LICENSEE disagree on a course of action or on a response or strategic position before a patent office, a senior individual of each party who has responsibility for patent and licensing activities at such party, with advice of their respective patent counsel, if necessary, will meet in person or by phone in a reasoned good faith effort to resolve the disagreement. If such disagreement is not resolved after discussion, MICHIGAN shall have the final decision on the matter.

10.5 If the parties cannot resolve between themselves matters of inventorship for new applications that are not on file and that do not claim priority to LICENSED PATENTS pending at the time of this Amendment then resolution of such dispute shall be subject to confidential mediation under the CPR Mediation Procedure, such mediation to be conducted in good faith in Chicago, Illinois, before resorting to arbitration. The cost of such mediation shall be shared equally by the parties. If such dispute cannot be resolved by mediation, then within seven (7) calendar days notice by either party, the resolution of such dispute shall be submitted to arbitration in accordance with the CPR Institute For Dispute Resolution (“CPR”) Rules for Non-Administered Arbitration of Patent and Trade Secret Disputes or Rules for Non-Administered Arbitration, as appropriate, in effect on the date of the dispute by a sole arbitrator who shall be appointed in accordance with the applicable CPR rules and whose ruling shall be binding and not subject to appeal (“CPR Arbitration”). Any other choice of law clause to the contrary in this Agreement notwithstanding, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16. The costs of arbitration shall be borne solely by the party who did not prevail in the arbitration, as determined by the arbitrator.

10.6 LICENSEE shall reimburse all reasonable and necessary expenses paid by MICHIGAN in reviewing, monitoring and drafting with respect to the prosecution and maintenance of the Licensed Patents, including without limitation fees paid to outside counsel or consultants, and reasonable travel expenses incurred by MICHIGAN employees for the purpose of prosecution and maintenance of the Licensed Patents, but not including any part of any MICHIGAN employee’s salary, within thirty (30) days of invoice therefor if such invoice is accompanied by reasonable evidence of MICHIGAN’s expenses. Prior to the prosecution of any patent and on a case by case basis, LICENSEE and MICHIGAN shall use their best commercial judgment to budget a fixed amount of money for such reimbursement. MICHIGAN will not require LICENSEE to reimburse expenses incurred through foreign filings or Patent Cooperation Treaty filings initiated after the Effective Date, unless LICENSEE has authorized such filings. In any case where LICENSEE fails to reimburse MICHIGAN within thirty (30) days after receiving an invoice for reimbursement of any above-described expenses (whether or not related to filings requested by LICENSEE), any patent applications or resulting patents to which such unreimbursed expenses relate shall be excluded from the definitions of “TECHNOLOGY” and “Licensed Patents”; provided, however, that no such exclusion shall take place if LICENSEE has a good faith dispute related to any such invoice and notifies MICHIGAN in writing during such thirty (30) day period of such dispute. When invoice disputes cannot be resolved by mutual agreement of the parties within ten (10) days after a notice of dispute, the dispute shall be submitted to arbitration solely to determine the appropriate amount of fees to be reimbursed as set forth in this Section 10.6. The dispute shall be subject to CPR Arbitration with respect to the sole determination of what amount shall be reimbursed hereunder, if any.”

10)	Assignment. Section 15 of the Subject License shall be deleted in its entirety and replaced with the following:

“15. ASSIGNMENT. The Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by either party without the prior written consent of the other party; provided, however, that LICENSEE may, without such consent, assign the Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall provide written notice to MICHIGAN and shall assume all obligations of its assignor under the Agreement and shall abide by all terms of this Agreement.”

11)	Licensed Patents.

(i) Section 30.4 of the Subject License shall be deleted in its entirety and replaced with the following:

“30.4	“Licensed Patent(s)” means all patents and patent applications, including divisional and continuation applications (and continuation-in-part applications to the extent such applications are included within subpart (a) below), as well as all foreign equivalent patent applications and Patent Cooperation Treaty filings, and all patents issuing therefrom, in which MICHIGAN has or acquires a property interest, which cover an invention included in (a) the TECHNOLOGY and/or (b) U.S. Patent Application Serial Nos. 60/222,794, 60/240,317, 09/920,517, 10/343,692; and PCT Application PCT/US01/24243.

(ii) Without limiting the generality of the definition of “Licensed Patent(s)” as set forth in Section 30.4 of the Subject License, as amended by Section 11 (i) of this

Amendment, the parties agree that, as of the effective date of this Amendment, the Licensed Patents comprise the list of patent applications set forth on Attachment B hereto.

12)	Technology. Section 30.11 of the Subject License shall be deleted in its entirety and replaced with the following:

30.11	“TECHNOLOGY” means all information, manufacturing techniques, data, designs, concepts, apparatus, compositions of matter, assays and materials (whether or not such specific information, manufacturing techniques, processes, data, designs, concepts, apparatus, compositions of matter, assays and materials are or become publicly known or available) that are (1) described in LICENSED PATENTS, or (2) are illustrated and exemplified by, but are not limited to, materials that have been placed (or requested by LICENSEE to be placed) as of the Effective Date into, (A) MICHIGAN’s Office of Technology Transfer (“OTT”) File No. 1819 entitled “Cancer Stem Cells” (and encompassing U.S. Provisional Patent Application No. 60/222,794 entitled “Isolation and Use of Cancer Stem Cells”) developed by MICHIGAN’s employees Michael F. Clarke and Max Wicha, and Sean Morrison (currently an employee of Howard Hughes Medical Institute); (B) OTT File No. 1876 entitled “Purification of a Breast Cancer Tumor Initiating (Stem) Cell” developed by Michael F. Clarke, Sean Morrison, Mohammed Al-Hajj and Max Wicha; and (C) OTT File No. 1980 (and encompassing U.S. Provisional Patent Application No. 60/240,317 entitled “An Efficient Xenograft Human Epithelial Cancer Model”) developed by Michael F. Clarke, Sean Morrison, Mohammed Al-Hajj and Max Wicha; as well as all information, manufacturing techniques, processes, data, designs, concepts, apparatus, compositions of matter, assays and materials (whether or not such specific information, manufacturing techniques, data, designs, concepts, apparatus, compositions of matter, assays and materials are or become publicly known or available) which are or become licensed pursuant to this Agreement in accordance with the terms of Paragraph 9.4 and/or the Research Agreement described in Article 4.

13)	Sublicensee Terms. The following shall be added to the beginning of Section (i) of Exhibit A to the Subject License:

“As provided in Paragraph 8.5 of the License Agreement between MICHIGAN and Cancer Stem Cell Genomics, Inc., in the event of a termination of said License Agreement,”

14)	Dispute Resolution. The following shall be added as a new article to the Subject License:

“Article 31. In the event of disputes between or among the Parties arising out of or in connection with this Agreement, such disputes shall be resolved by good faith discussions by and among the senior individuals with responsibility for patent and licensing activities at the disputing Parties’ institutions, with advice of counsel, if necessary. Where disputes cannot be resolved by mutual agreement within sixty days, the disputing Parties agree to submit to binding arbitration upon written notice of one of the Parties. The arbitration shall be administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration rules, and/or its Patent Arbitration rules, whichever is reasonably applicable, and Federal Arbitration Act. The written notice must contain a statement of the dispute in sufficiently clear detail for the arbitrators and the other party to understand it.

The arbitration proceedings shall be conducted before a panel of three neutral arbitrators. Within thirty (30) days after the notice of arbitration, each party shall select one person to act as arbitrator; and the two selected shall select the third arbitrator for the panel within thirty (30) days of the appointment of the last to be appointed of the initial two. The third arbitrator shall be chairperson of the arbitration panel. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator by sixty (60) days after the notice of arbitration, the third arbitrator shall be selected by the American Arbitration Association. All members of the arbitration panel shall be paid the same rate. None of the panel members shall be employed by or affiliated in any way with either party (including, for example, as an independent consultant or as a customer or vendor to either party, or an employee of a customer or vendor).

The place of arbitration shall be in Chicago, Illinois. The Federal Rules of Civil Procedure shall apply where the rules of the American Arbitration Association are silent. The Parties shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure. Unresolved discovery disputes may be brought to the attention of the chair of the arbitration panel and may be disposed of by the chair of the panel.

The decision of the arbitrators must be in writing and must generally specify the basis on which the decision was made. Judgment on the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof. Each party shall bear its own costs and expenses and an equal share of the arbitrator’s and administrative fees of the arbitration.”

All other terms and provisions of the Subject License shall remain unaltered and in full effect. IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized officers or representatives.

CANCER STEM CELL GENOMICS, INC.		THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By	/s/ Robert F. Gavin	By	/s/ Kenneth J. Nisbet
	(authorized representative)		(authorized representative)

Typed Name	Robert F. Gavin	Typed Name	Kenneth J. Nisbet

Title	President	Title	Executive Director, UM Technology Transfer

Date	7/21/04	Date	7/21/04

Attachment A - Patent Expenses Billed to Michigan Through Date of Amendment

File Numbr	Total Costs	CSCG Owes	CSCG Paid	CSCG outstanding
1819 Total	[***]	[***]	[***]	[***]
1819c1 Total	[***]	[***]	[***]	[***]
1980 Total	[***]	[***]	[***]	[***]
2237 Total	[***]	[***]	[***]	[***]
2629 Total	[***]	[***]	[***]	[***]
2705 Total	[***]	[***]	[***]	[***]
Grand Total	[***]	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment B

File #	Lic Rep	Title	Tech Status	Name	Department	Filing Date	Country	Application Type	Present Status	Appl #
2705	Robin Rasor	Cancer Stem Cells and Notch	Licensed Excl.	Michael F. Clarke	Internal Medicine	2/3/04	US	PRV- Provisional	Pending	60/541/527

2629	Robin Rasor	Genes Expressed by Cancer Stem Cells	Licensed Excl.	Michael F. Clarke	Internal Medicine	6/9/03	US	PRV- Provisional	Pending	60/477,235
						6/9/03	US	PRV-Provisional	Pending	60/477,228
						6/9/04	US	ORD- Ordinary	Pending	10/864,207
						6/9/04		PCT-Patent Cooperation Treatry	Pending	PCT/US04/18266

2237	Robin Rasor	Breast Cancer Stem Cell and Notch Signaling	Licensed Exclusive	Michael F. Clarke	Internal Medicine	12/7/01	US	PRV-Provisional	Converted	60/338,358
						12/6/02	PCT	PCT-Patent Cooperation Treatry	Nationalized	PCT/US02/39191
						00/00/00	US	371-US from PCt as Foreign	pending	10/497,791
							AU	PCT-National Stage	pending
							CA	PCT-National Stage	pending
							EP	PCT-National Stage	pending	2799914.3
							JP	PCT-National Stage	pending	2003-551505

1980	Robin Rasor	An Efficient Xenograft Human Epithelial Cancer Model	Licensed Exclusive	Michael F. Clarke	Internal Medicine	10/13/00	US	PRV-Provisional	Converted	60/240,317

1876	MS-T	Purification of a Breast Cancer Tumor Initiating (Stem Cell)	Licensed Exclusive	Michael F. Clarke	Internal Medicine

1819c1	Robin Rasor	Isolating and Use of Solid Tumor Stem Cells	Licensed Exclusive	Michael F. Clarke	Internal Medicine	00/00/00	US	PCT-National Stage	Pending	10/343,692

1819	Robin Rasor	Cancer Stem Cells	Licensed Exclusive	Michael F. Clarke	Internal Medicine	8/3/00	US	PRV-Provisional	Converted	60/222,794
						10/13/00	US	PRV-Provisional	Converted	60/240,317
						10/13/00	US	PRV-Provisional	Converted	60/240,317
						8/2/01	PCT	PCT-Patent Cooperation Treatry	Nationalized	PCT/US01/24243
						8/1/01	US	ORD- Ordinary	Pending	09/920,517
						8/2/01	AU	PCT-National Stage	Pending	2001278134
						8/2/01	CA	PCT-National Stage	Pending	2417909
						8/2/01	EP	PCT-National Stage	Pending	O1956101.8
						8/2/01	JP	PCT National Stage	Pending	2002-517738